                                                                    EXHIBIT 10.4


                          LEASE AND OPERATING AGREEMENT

         This Lease and Operating Agreement ("Agreement") is made and entered into as of October 16, 2001, and effective as of October 1, 2001, by and between Eastern Livestock Co., LLC, a Kentucky limited liability company, ("Operator"), and eMerge Interactive, Inc., a Delaware corporation ("Owner").

                                    RECITALS

         A. Owner and Operator desire to enter into an arrangement whereby Operator will plan, manage and operate certain functions relating to the buying of cattle for immediate resale (and/or on a short-term basis) and related activities, including those known in the livestock industry as dealing, brokering and trading (the "Rollover Business"), and including Owner's current branches 01, 02, 03, 04, 06, 07, 13, 17, 18, 19, 22, 23, 27, 30 and all other branches relating to Operator's Rollover Business, but excluding other branches that are solely engaged in preconditioning and excluding branch 20 relating to Operator's long-term business and excluding branch 24 (relating to the operations of James Ed Edens IV) (collectively, the "Business").

         B. In connection with this arrangement, Owner and Operator desire to enter into a lease of certain of Owner's equipment related to the Business.

         C. Operator has the personnel necessary to provide for the operation and efficient administration of Owner's business and Operator has the ability to provide all of the services necessary, incidental and appropriate to conduct the "back office" business functions and operations for Owner as described in more fully in this Agreement.

         D. Owner and Operator acknowledge and stipulate that all of the cattle subject to this Agreement and the conduct of the Business by Operator will be solely owned by Operator and subject to the prior perfected security interest of Operator's lender, National City Bank, Louisville, Kentucky.

         E. Notwithstanding the transactions contemplated in this Agreement, Thomas P. Gibson will remain an employee of Owner and will continue his duties under his employment agreement (with the modification to his noncompetition restrictions as set forth in the Second Amendment to Employment Agreement dated as of the date of this Agreement).

         NOW, THEREFORE, for and in consideration of the mutual premises, terms, covenants and conditions contained herein and for other good and valuable consideration, Owner and Operator agree as follows:

                                    AGREEMENT

         1. Term. The initial term of this Agreement will begin on October 1, 2001 (the "Commencement Date") and will end on September 30, 2002, unless earlier terminated in accordance with this Agreement. Unless this Agreement is earlier terminated in accordance with this Agreement, or unless either party provides the other with a written notice of non-renewal at least 90 days prior to September 30, 2002, the term will automatically be extended for successive one year periods until this Agreement is terminated as provided herein or unless either party provides a written non-renewal notice to the other party at least 90 days prior to the end of any renewal term. The expiration date of this Agreement (either at end of initial term, a renewal term or the effective date of termination as provided in this Agreement) is referred to as the "Termination Date."

         2.       Operator Contributions and Compensation.

                  (a) Contributions. On or before the Commencement Date, Operator will complete the transition to become the operator of the Business. In this regard, Operator will take the following steps:

                           (i)      Operations of Owner relating to any branches
not covered by this Agreement will be clearly segregated from Operator's books and records pertaining to the Business.

                           (ii)     Operator will use good faith efforts to
maintain the relationships with Conti Beef that are currently maintained by Owner in connection with the Business, and Operator represents that any transactions it may conduct with Conti Beef following the Commencement Date will be conducted through the Business.

                           (iii)    Operator will use all commercially
reasonable efforts to collect all accounts receivable of the Business, including those of Owner outstanding as of the Commencement Date.

                           (iv)     Operator will purchase from Owner all
inventory (including feed and medicine) relating to the Business as of the Commencement Date for a price equal to that paid by Owner for the inventory.

                           (v)      Operator will assume and perform all cattle
purchase contract commitments entered into by Owner as of the Commencement Date. As the cattle subject to these contracts are delivered and the balance of the purchase price is paid by Operator, Operator will reimburse Owner for any payments Owner has made with regard to these contracts. The profit or loss from Operator's performance of these contracts will be segregated from the books and records of the Business and Owner will be solely responsible for those profits and losses.

                           (vi)     Operator will assume and perform all cattle
sales contract commitments entered into by Owner as of the Commencement Date. As the cattle subject to these contracts are delivered and the balance of the purchase price is received by Operator, Operator will reimburse Owner for any payments Owner has made with regard to these contracts. The profit or loss from Operator's performance of these contracts will be segregated from the books and records of the Business and Owner will be solely responsible for those profits and losses.

                           (vii)    On and after the Commencement Date, Operator
will conduct all futures contract and hedging activities in relation to the Business solely through an Owner approved firm. Operator will provide Owner will documentation of all futures contracts and hedges conducted in accordance with the Business.

                           (viii)   On or before October 31, 2001, Owner will
advance to Operator the sum of $3,200,000 to be used by Operator solely in the conduct of the Business. The advance will be evidenced by a Note, dated as of the date of this Agreement, made by Eastern Livestock Co., LLC and guaranteed by Thomas P. Gibson, in favor of Owner, copies of which are attached as Exhibit A. Of this amount $700,000 will be allocated to activities relating to Owner's "LeMaster" operations. In the event that following the Commencement Date Operator or the LeMaster operations obtain financing with respect to the LeMaster operations, the $700,000 will become due and payable.

                           (ix)     Notwithstanding the operation of the
Business by Operator following the Commencement Date, the parties will make appropriate reimbursement to one another for any transactions occurring in connection with the Business prior to the Commencement Date.

                           (x)      Operator will be entitled to record as an
expense on its "net profits" calculation the actual out of pocket bond maintenance expenses it incurs in connection with increasing its bonding requirement from $115,000 to the level required to operate the Business. Operator and Owner will agree upon the nature and scope of the bonding requirement increase prior to Operator recording the expense.

                  (b) Compensation. As compensation for its operation and management services under this Agreement, Operator will retain 30% of Owner's quarterly "net profits" or "net losses" derived from the Business. The calculation of quarterly net profits will be determined based on the financial statements prepared in connection with the Business and applying the calculation criteria set forth on Exhibit B, provided that in all cases each payment will be subject to later adjustment based on the results of any audit conducted for the period subject to that payment. Exhibit B will set forth the items that may be recorded as expenses for purposes of the net profits calculation, including insurance, salaries, costs of goods, leases and the other customary items. Operator will make payment of 70% of the quarterly net profits calculation to Owner, and in the event of a net loss Owner will make payment of 70% of the net loss to Operator. Payment of each quarterly payment will be made by Operator to Owner or Owner to Operator, as the case may be, in cash no later than the 10th business day of the month following the end of quarterly calculation period, and any adjustment payments based on audits will be made in cash no later than the third business day following completion of the audit. The first quarterly period will begin on the Commencement Date and will end on December 31, 2001, and subsequent periods will be each calendar quarter thereafter.

         3.       Responsibilities.

                  (a) Appointment and Acceptance. Owner appoints Operator, and Operator agrees, to supervise, manage and operate the Business substantially in the form as it exists as of the Commencement Date. The operation of the Business will be limited to conducting the Rollover Business and related activities such as obtaining the necessary financing, staffing, sales support, payroll, benefits, marketing, accounting, administrative and "back office" support services necessary for the successful operation of the Business.

                  (b) Operation. Operator is responsible for the management and day to day operations of the Business. Operator will conduct the Business at all times in a prudent and businesslike manner and that is generally consistent with the manner in which the Rollover Business has been historically conducted (either by Owner or Operator). Operator agrees that the conduct of the Business will be separate from that of any other entity or individual and will be clearly segregated from any other operations of Operator, including without limitation any long-term cattle operations, preconditioning, backgrounding, farming and other activities. Operator will consult with Owner with respect to strategic planning and material changes to the Business.

                  (c) Accounting; Reporting. Operator, either directly or through its designee, will maintain accounting records, prepare and pay payrolls, maintain and discharge working capital lines of credit and perform required administrative duties related to the Business. Operator will keep Owner fully informed of the status of the Business and its financial condition. Operator will maintain the books of account, ledgers and records relating to the Business, including paying and receiving monies, billing, tax return preparation and contract coordination. Operator will prepare accounting reports and financial statements (including balance sheets, income statements and statements of cash flows) on no less often than a monthly basis, and will provide those reports and statements to Owner on or before the 10th day of the subsequent month. All accounting records will be maintained on a GAAP basis, consistently applied. Operator also will provide Owner with weekly "flash reports" in the form as currently prepared in connection with the Business, a form of which is attached as Exhibit C. Operator will maintain separate, complete and accurate books of account relating to the Business with entries for all receipts and expenditures made by or on behalf of the Business. The books of account will open to inspection by any officer, director or designee of Owner at any time during normal business hours. Operator also will prepare and submit from time to time to Owner or its designee, such other reports, returns, notices or other filings as may be appropriate in the conduct of the Business.

                  (d) Audits. The books of records of Operator will be subject to periodic financial reviews and audits by Owner, including quarterly reviews and annual audits as conducted by Owner or its designee (currently anticipated to be KPMG). The cost of conducting regular quarterly reviews (the expense for which will not exceed $5,500 per quarter), the annual audit and opinion (the expense for which will not exceed $25,000 per year) and the audits required by Operator's lender in connection with the lines of credit will be paid by Operator and included as an expense in the net profits calculation. The cost of any additional audits required by Owner will be paid solely by Owner and will not be included as part of the net profits calculation.

                  (e) Accounts; Funds Received. Operator will maintain an operating account and lines of credit at banking institutions in relation to the Business. These accounts and lines of credit will relate solely to the operation of the Business and the clearing arrangement between Operator and James Ed Edens IV and these accounts will have separate account numbers from accounts relating to any other activities, provided that Operator may also maintain accounts and lines of credit relating to other aspects of its operations. Material increases in the costs and conditions relating to the lines of credit pertaining to the Business will be subject to the reasonable approval of Owner. Operator will receive and hold on behalf of Owner all monies and income received from or in connection with the Business, and will deposit these monies and income into (and maintain them in) the operating account or as required in connection with the lines of credit. The payment of all expenses and disbursements relating to the Business will likewise be made solely from either the operating account or lines of credit maintained in relation to the Business.

                  (f) Personnel. Operator will hire, promote, discharge and supervise the work of all personnel employed in the Business, all of whom will be employees of Operator and not of Owner; provided, however, that Thomas P. Gibson will remain an employee of Owner in addition to conducting his activities under this Agreement. Operator will be responsible for paying salaries, providing benefits and maintaining compliance with applicable employment laws in connection with its employees.

                  (g) Insurance. Operator will secure and maintain at all times all insurance customarily maintained in connection with the conduct of the Business, including workers compensation insurance, employee medical insurance and comprehensive and general liability insurance. Operator will supply Owner with evidence of its insurance upon request. Operator may include insurance costs as part of the net profits calculation.

                  (h) Compliance. Operator will timely prepare and file all reports, forms, documents, certificates and other instruments required by federal, state and local tax and regulatory authorities in order to conduct lawfully the Business. Operator will obtain and maintain at all times all bonds, licenses and permits appropriate for the operation of Business. Operator will comply with the Packers and Stockyards Act, the Food Security Act and all applicable federal, state and local laws relating to the activity of the Business (including as a "livestock dealer").

                  (i) Management of Receivables / Inventory. Operator's management of receivables / inventory with regard to the purchases of cattle will be as is consistent with past practices of the Business. Operator will use all commercially reasonable efforts to collect accounts receivable of the Business, as well as those outstanding with respect to the Business as of the Commencement Date. To the extent Operator engages in any transaction where any portion of the accounts receivable is not received by Operator within seven days of the sale, Operator will charge that party interest commencing on the seventh day following the related sale for which the account receivable has been created, at the rate of the prime rate (as set forth in The Wall Street Journal on the first business day of each month) plus 1.5%, provided that Operator in its reasonable discretion may waive interest charges that are not material and do not amount to more than $5,000 per quarter in the aggregate.

                  (j) Capital Expenditures. The parties will agree upon any capital expenditures made by Operator relating to the Business that are in excess of $5,000 per quarter. To the extent the parties agree upon an expenditure that is made by Operator, the parties will agree upon the ownership or disposition of that item following the Termination Date and Operator may include as an expense the depreciation for the item purchased in the applicable depreciation period.

                  (k) Facilities. Subject to the reasonable review of Owner, Operator will be responsible for securing and maintaining the physical facilities on which the Business is conducted, including the payment of rent, property taxes, governmental fees and charges, utilities, insurance premiums, repairs, improvements, signage and any other fees and expenses related to the facilities. The amounts paid for the payment of rent is limited as to the use as part of the "net profits" calculation, as set forth in Exhibit B. In addition, any transactions or expenditures made by Operator in connection with the Business to parties that are related to or affiliated with Operator or Thomas P. Gibson will be identified to Owner in advance and will be subject to reasonable review by Owner.

         4. Lease of Equipment. As part of the consideration for this Agreement, Owner agrees to lease to Operator and Operator agrees to lease from Owner, for the term of this Agreement, the equipment related to the Business as set forth on Exhibit D. Operator will be responsible for all insurance, taxes, maintenance and repair (including any appropriate replacements) of the equipment. Operator will maintain in good condition and repair (including replacement as appropriate) the equipment, reasonable wear and tear excepted. At the termination of this Agreement, Operator will deliver the equipment to Owner in reasonably good repair and condition, ordinary wear and tear excepted. Owner will have the right to enter upon the facilities at any reasonable time upon at least 24 hours advance notice to Tenant for the purpose of inspecting the equipment and operations of the Business. Costs and expenses of Operator in maintaining or replacing the equipment related to the Business may be used by Operator as part of its net profits calculation.

         5. Confidential Information. From the Commencement Date until the date that is one year after the termination of this Agreement, each party will keep the nature and terms of this Agreement and all confidential information each party may obtain concerning the other parties and its respective business (together, the "Confidential Information"), strictly confidential, using the information solely for the purposes contemplated by this Agreement and disclosing such information only to those persons or agents with a need to know (and then, solely for the purposes of assisting in such purposes and subject to such persons or agents being bound by this section). This section will not apply to extent the disclosing party can demonstrate the information (i) is generally available to or known by the public other than as a result of improper disclosure by a the disclosing party, (ii) is obtained by the disclosing party from a source other than the other party, provided that such source was not bound by a duty of confidentiality with respect to such information, (iii) is independently developed by the disclosing party without the use of the information learned from the other party, or (iv) is required to be disclosed under applicable law, or (v) is required to be disclosed by contract between Operator and Operator's lender. Owner will be permitted to file this Agreement and to describe the transactions contemplated hereby in filings under the Securities Exchange Act of 1934, as amended, provided that Owner will provide any intended disclosures regarding this Agreement to Operator for review in advance of filing. In the event of a termination of this Agreement, each party will promptly return to the other party all notes, memos, reports and other materials provided to such party in connection with this Agreement.

         6. Trade Secrets. Operator expressly acknowledges that the Business involves trade secrets, confidential and proprietary information and personal relationships with customers, and that the success of the Business is due in large part to the exclusive retention of such trade secrets, confidential and proprietary information and the undisturbed continuation of such personal relationships with customers. Operator agrees and acknowledges that all documents pertaining to the Business's personnel, finances, facilities and customers constitute trade secrets that Owner will allow Operator to use pursuant to this Agreement (collectively the "Trade Secrets"). Operator recognizes that such information is not readily available to the public and is information from which Owner will derive an independent economic value from not being known and that the information is subject to efforts that are reasonable to maintain its secrecy. The failure to mark any documents, reports, data or information "confidential" shall not affect the confidential nature of the material. Operator expressly covenants and agrees that it shall not at any time, directly or indirectly, copy, utilize, reveal, disclose or otherwise disseminate to any third party, for its own benefit or for the benefit of others, any Trade Secrets relating to the Business (other than such information personally known by Operator relating to Rollover Businesses generally) or customers of the Business without the express prior written consent of Owner, nor will Operator make use of such Trade Secrets for any of such parties' personal benefit at any time other than in connection with such parties carrying out their responsibilities under this Agreement. The prohibition provided in this Section is effective during the period beginning on the Commencement Date and continuing indefinitely.

         7. Noncompetition. Other than through this Agreement, Operator covenants and agrees that from the Commencement Date until the date that is one year after the termination of this Agreement, it will not, directly or indirectly: (a) own, manage, operate, join, control, be employed by, be engaged on an independent contractor basis or other representative capacity, or participate in the ownership, management, operation, or control of, receive any monetary benefits from or in connection with, or be connected in any other manner with, any individual, corporation, partnership or other entity (other than Owner) that is engaged in, or any other transaction or activity in, a business that is engaged in, or any other transaction or activity in, the Rollover Business or any other business involving the buying or selling of cattle or other livestock for resale, or order buying, brokering, selling, trading, auctioning, or otherwise dealing in or with cattle or livestock, other than a business engaged in the purchase of cattle to be owned on a long-term basis, anywhere within the United States or on or through the Internet (whether with respect to purchasers or sellers inside or outside such states) (a "Prohibited Business"), without the prior express written permission of Owner;
(b) solicit any employee of Owner to accept employment with any Prohibited Business; (c) accept employment with or otherwise agree to provide any services to any Prohibited Business; or (d) solicit or attempt to solicit, divert, or obtain any Prohibited Business from any of Owner's or Operator's customers existing as of the Commencement Date, in each case anywhere within the United States or on or through the Internet. The parties acknowledge that Thomas P. Gibson and John S. Gibson also are subject to certain restrictions on the use of confidential information and trade secrets, and are subject to certain restrictions on competition and solicitation of employees and business, as contained in separate agreements with Owner. The parties acknowledge and agree that these restrictions will run concurrently with the restrictions contained in this Agreement, will remain in place notwithstanding the provisions of this Agreement and will not be affected by this Agreement.

         8. Additional Remedies. Operator acknowledges and agrees that the covenants and agreements contained in Section 6 (Trade Secrets) and Section 7 (Noncompetition) are of the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the Trade Secrets and the legitimate business interests of Owner; that irreparable harm, loss and damage that cannot be remedied in damages in an action at law will be suffered by Owner should Operator breach any of the covenants and agreements contained in those Sections; that a breach of any such covenant and agreement may constitute an infringement of Owner's rights in and to the Trade Secrets; that each of such covenants or agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; and that, in addition to other rights and remedies available to it as a matter of law or equity, Owner shall be entitled to an immediate temporary injunction and also to a permanent injunction to prevent a breach or contemplated breach by Operator of any of such covenants or agreements.

         9. Exclusivity. During the term of this Agreement, including any extensions and renewals, Operator agrees not to directly or indirectly market, contact or develop relationships with, or authorize or approve the taking of any such action by any other person, firm or entity, and customer of Owner or any other person, firm or entity with whom Owner or Operator has developed a relationship or enhanced its relationship with, in anticipation of or in connection with pursuing the Business other than for Owner.

         10.      Termination.

                  (a) Events of Termination. This Agreement may be terminated:

                           (i)      By either party, to the extent permitted
under applicable law, if the other ceases to function as a going concern, becomes insolvent, makes an assignment for the benefit of creditors, files a petition in bankruptcy, permits a petition in bankruptcy to be filed against it and such petition is not dismissed within 60 days of filing, or admits in writing its inability to pay its debts as they mature, or if a receiver is appointed over a substantial part of its assets.

                           (ii)     By either party by reasons of any material
breach of this Agreement by the other party which breach has not resulted in a reasonably acceptable plan for remedy or cure or which breach has not been remedied or cured after at least 30 days' written notice delivered by the aggrieved party to the other party (provided that the terminating party is not in material breach of this Agreement).

                  (b) Transition Plan Upon Expiration or Termination. Upon the expiration of this Agreement, or if this Agreement is rightfully terminated pursuant this Section, Operator will provide an adequate transition plan to Owner at least 60 days prior to the termination date. The transition plan will provide that Owner will have the right to extend offers of employment to Operator employees and provide for the orderly transition of the management of the Business back to Owner. The transition plan will identify positions requiring transition, procedures in place supporting all responsibilities to be transitioned, documentation of existing personnel actions, and existing or planned projects and support activities. The parties will also agree with respect to the settlement of matters relating to the treatment of capital expenditures made by the parties during the term of this Agreement.

                  (c) Rights and Duties Upon Termination. Upon the expiration of this Agreement: (i) each party will cooperate reasonably and in good faith with the other and/or its designees, so that the transition of services rendered under this Agreement shall be timely and efficient and implemented in a manner so as not to unduly interfere with Owner's orderly conduct of its Business; (ii) all Confidential Information will be promptly delivered or returned (as applicable) to its respective owner; (iii) all equipment, documents, records, books, tapes, disks and files provided by Owner will be returned to Owner in substantially the same condition as received, ordinary wear and tear excepted.

                  (d) Survival of Obligations. Each party's obligations relating to Confidential Information, Trade Secrets, Noncompetition, indemnity and payment obligations and the provisions of this Agreement which by their terms survive termination of this Agreement, will survive termination of this Agreement for any reason. Termination of this Agreement by either Owner or Operator according to the terms hereof will be without prejudice to the terminating party's other rights and remedies under this Agreement, both in law and in equity.

         11.      Indemnification.

                  (a) By Operator. Except as set forth in subsection (c), Operator will indemnify and hold harmless Owner and its officers, agents and employees from and against all liability and expense for claims, actions, litigation and similar proceedings brought against Owner in connection with the operation of the Business by Operator; provided, however, that Operator shall not be liable for any injury, damage and/or loss occasioned by the gross negligence or willful misconduct of Owner or its officers, agents or employees or former officers, agents or employees.

                  (b) By Owner. Owner will indemnify and hold harmless Operator and its officers, agents and employees from and against all liability and expense for claims, actions, litigation and similar proceedings brought against Operator in connection with Owner's operation of its business that is unrelated to the Business or in connection with Owner's execution of this Agreement; provided, however, that Owner shall not be liable for any injury, damage and/or loss occasioned by the gross negligence or willful misconduct of Operator or its officers, agents or employees or former officers, agents or employees.

                  (c) Excluded Claims. Notwithstanding the indemnification provisions of subsection (a), claims, actions, litigation and similar proceedings brought against a party in connection with the operation of the Business that relate to cattle sales, cattle purchases, cattle warranty claims, cattle title claims and breach of contract claims will be considered "Excluded Claims." With respect to Excluded Claims, Operator will reimburse Owner for the costs and expenses incurred by Owner in connection with the Excluded Claim. In addition, any amounts advanced to Owner for such reimbursement, and any costs and expenses incurred by Operator in connection with Excluded Claims, will be considered an expense associated with the Business that may be taken by Operator as an expense for purposes of determining the net profits calculation.

                  (d) Procedures. Each party will provide the other parties prompt and timely notice of any claims made or suits instituted which in any way, directly or indirectly, affect the indemnification obligations of this Section, and the indemnifying party will have the right to compromise and defend the same, provided that the indemnifying party may not, without the prior consent of the other parties, settle any pending or threatened claim or proceeding. Any failure to provide such notification shall discharge the indemnifying party of its indemnification obligation hereunder only to the extent that such failure materially prejudices the indemnifying party. Owner will be named as an additional insured in connection with its insurance policies for the Business, and the indemnification obligations under this Agreement will be effective to the extent any claim is not covered by insurance.

         12.      Representations and Warranties.

                  (a) Operator. Operator represents and warrants to Owner that each of the following statements is true, correct and complete as of the date of this Agreement:

                           (i)      Operator is a limited liability company
validly existing and in good standing under the laws of the Commonwealth of Kentucky and has full power to enter into and perform its obligations under this Agreement and under all other agreements, documents and/or instruments to be executed and/or delivered by Operator pursuant to or in connection with this Agreement. Operator has full power to own, operate and/or hold the Business.

                           (ii)     The execution, delivery and performance by
Operator of this Agreement and of all of the agreements, documents and/or instruments to be executed and/or delivered by Operator pursuant to or in connection with this Agreement have been duly authorized by all necessary action of Operator. This Agreement is, and the other agreements, documents and instruments referred to herein will be, when executed and delivered by the parties, the valid and binding obligations of Operator, enforceable against Operator in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                           (iii)    The execution, delivery and performance of
this Agreement by Operator does not and will not violate, conflict with or result in the creation or imposition of any lien, charge or encumbrance under any law, judgment, order or decree binding on Operator or the Articles of Organization or the limited liability company Agreement of Operator.

                           (iv)     Operator has all licenses, permits and bonds
required for the operation of the Business. All licenses and permits held by Operator and necessary for the conduct of the Business are valid and in full force and effect and no proceedings which could result in the termination or impairment of any such license or permit are pending or threatened. Operator is not in violation of, nor has Operator received any notice of any violation of, nor does any state of facts exist which could lead to a penalty or termination of, any license or permit.

                           (v)      All information furnished to Owner by
Operator herein or in any exhibit or schedule hereto is true, correct and complete. Such information states all facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete.

                           (vi)     No authorization, consent, approval, permit
or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Operator.

                  (b) Owner. Owner represents and warrants to Operator that each of the following statements is true, correct and complete as of the date of this Agreement:

                           (i)      Owner is a corporation duly and validly
existing and in good standing under the laws of Delaware and has full corporate power to enter into and perform its obligations under this Agreement and under all other agreements, documents and/or instruments to be executed and/or delivered by Owner pursuant to or in connection with this Agreement.

                           (ii)     The execution, delivery and performance of
this Agreement and of all of the agreements, documents and/or instruments to be executed and/or delivered by Owner pursuant to or in connection with this Agreement have been duly authorized by all necessary corporate action. This Agreement is, and the other agreements, documents and instruments referred to herein will be, when executed and delivered by the parties, the valid and binding obligations of Owner, enforceable against Owner in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                           (iii)    The execution, delivery and performance of
this Agreement by Owner does not and will not violate or conflict with any law, judgment, order, or decree binding on Owner, or the Certificate of Incorporation or Bylaws of Owner.

                           (iv)     All information furnished to Operator by
Owner herein or in any exhibit or schedule hereto is true, correct and complete. Such information states all facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete.

         13.      General

                  (a) Notices. Any notice required or permitted by this Agreement shall be in writing and accomplished by registered or certified mail, personal delivery, or overnight courier. Such notice shall be deemed to have been delivered three (3) days after it has been mailed by such certified or registered mail, one day after it has been delivered to the overnight courier, or upon delivery if sent by hand delivery to the following:

                               If to Owner:

                               eMerge Interactive, Inc.
                               10315 102nd Terrace
                               Sebastian, Florida  32958
                               Attn:  Chief Executive Officer
                               Facsimile: (561) 589-3779

                               With a copy to:

                               Jenkens & Gilchrist, a Professional Corporation 1445 Ross Avenue, Suite 3200
                               Dallas, Texas  75202
                               Attn:  Michael J. Pendleton
                               Facsimile: (214) 855-4300

                               If to Operator:

                               Eastern Livestock Co., LLC
                               135 West Market Street
                               New Albany, Indiana  47150

                               with a copy to:

                               Mark S. Fenzel, Esq.
                               Middleton & Reutlinger
                               2500 Brown & Williamson Tower
                               Louisville, Kentucky  40202

or to such other persons or addresses which the Owner or Operator may from time to time designate in writing to the other.

                  (b) Waiver. An effective waiver under this Agreement must be in writing, and signed by the party waiving its right. A waiver by either party of any instance of the other party's noncompliance with any obligation or responsibility under this Agreement will not be deemed a waiver of subsequent instances.

                  (c) Assignment. No party may assign its rights or delegate or subcontract its duties and obligations under this Agreement to any third party without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any unauthorized assignment of this Agreement is void and a material breach of this Agreement.

                  (d) No Authority. Neither party shall have any authority, and neither party shall represent that it has any authority, to assume or create any obligation, express or implied, on behalf of the other party, except as provided in this Agreement. Each party is an independent contractor, and this Agreement shall not be construed as creating a partnership, joint venture or employment relationship between the parties or as creating any other form of legal association that would impose liability on one party for the act or failure to act of the other party.

                  (e) Governing Law. This Agreement, including its formation, application, performance, enforcement, the relationship between the parties, and any claims, demands, causes of action and disputes in any way arising out of or related to it, shall be governed, construed and interpreted under the substantive law (and the law of remedies, if applicable) of the State of Delaware.

                  (f) Severability. If any term in this Agreement is found by a competent legal authority to be illegal or unenforceable in any respect, the validity and enforceability of the remainder of this Agreement will be unaffected.

                  (g) Further Assurances. Each party shall execute, acknowledge and deliver all documents, provide all information, and take or forbear all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

                  (h) Amendments. The waiver, amendment or modification of any provision of this Agreement or any right, power or remedy hereunder, whether by agreement of the parties or by custom, course of dealing or trade practice, shall not be effective unless in writing and signed by the party against whom enforcement of such waiver, amendment or modification is sought.

                           (i)      Third-Party Beneficiaries. Nothing contained
in this Agreement shall be construed to give any person other than Owner and Operator any legal or equitable right, remedy or claim under or with respect to this Agreement.

                           (j)      Counterparts. This Agreement may be signed
in one or more counterparts, each of which when exchanged will be deemed to be an original, binding upon the parties as if a single document had been signed by all, and all of which when taken together will constitute the same agreement. Any true and correct copy of this Agreement made by customary, reliable means (e.g., photocopy or facsimile) shall be treated as an original.

                           (k)      Entire Agreement. This Agreement and the
documents referred to in this Agreement constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth in this Agreement or documents referred to in this Agreement.

                  (l) Specific Performance. Each of the parties agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their terms. Accordingly, each party agrees that the other parties shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to specifically enforce this Agreement in any action, in addition to any other remedy to which such party may be entitled at law or in equity.

                  (m) Expenses. Each of the parties shall pay their respective fees and expenses incurred in connection with the transactions contemplated by this Agreement.

                  (n) No Joint Venture. Nothing contained in this Agreement is intended to create a joint venture, partnership, employer / employee or similar relationship between Operator and Owner, and instead Operator will at all times be an independent contractor with respect to Owner.

                  (o) Arbitration. Any disputes arising pursuant to this Agreement shall be settled by arbitration held in Orlando, Florida, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Upon such a dispute, the parties will mutually agree upon one arbitrator. In the event the parties are unable to agree upon one arbitrator, each party will select one arbitrator, and each of those arbitrators will agree upon a third arbitrator, who will serve as the sole arbitrator for purposes of this Agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having in personam and subject matter jurisdiction. The arbitrator will decide any claim or controversy at issue in accordance with the terms of this Agreement, and will not be authorized to award any damages other than direct compensatory damages actually incurred and proven. The expenses of each party, including its share of the cost of the arbitration, will be borne such party. However, in the event either party institutes arbitration as a result of any claim, suit, action or proceeding being asserted against it by a third party arising out of or in connection with a matter for which the other party is alleged to be responsible under this Agreement, the party instituting arbitration may recover any attorney fees and expenses to which it became subject in connection with the arbitration in the event such party prevails in such arbitration. This provision will not preclude Owner from obtaining injunctive relief in the appropriate court for breaches or alleged breaches of the covenants contained in Sections 5, 6, 7 and 9 of this Agreement, or from precluding either party from obtaining other injunctive relief as allowed by law.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.

                         EMERGE INTERACTIVE, INC.


                         By:
                                   ---------------------------
                         Name:
                                   ---------------------------
                         Title:
                                   ---------------------------


                         EASTERN LIVESTOCK CO., LLC


                         By:
                                   ---------------------------
                         Name:
                                   ---------------------------
                         Title:
                                   ---------------------------

                                    EXHIBIT A
                                Note and Guaranty

                                    EXHIBIT B
                             Net Profits Calculation

                                    EXHIBIT C
                              Form of Flash Report

                                    EXHIBIT D
                                Equipment Listing